UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets.

On August 31, 2011, Hyatt Corporation (“Hyatt”), a subsidiary of Hyatt Hotels Corporation, acquired nineteen (19) hotels with an additional hotel acquisition to be closed during the fourth quarter of 2011 and certain additional assets (the “Purchased Assets”) from LodgeWorks, L.P. and its private equity partners (collectively, “LodgeWorks”) pursuant to the terms and subject to the conditions set forth in that certain Amended and Restated Asset Purchase Agreement, dated as of August 23, 2011, between LodgeWorks, L.P., Sierra Suites Franchise, L.P., the other seller parties thereto, and Hyatt Corporation (the “Amended APA”) for $661,128,000 in cash (subject to certain closing prorations), plus a contingent amount of up to an additional $1,750,000 in consideration of other matters (the “Acquisition”). The Purchased Assets include twenty (20) hotels located throughout the United States operating under the Hotel Sierra®, Avia®, Hyatt Place® and Hyatt Summerfield Suites® brand names. As a part of the Acquisition, Hyatt will also have management and/or franchise rights with respect to four (4) additional hotels.

The foregoing description of the Amended APA and the Acquisition is not complete and is qualified in its entirety by reference to the full text of the Amended APA, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Hyatt Hotels Corporation on August 24, 2011, and incorporated herein by reference.

Item 7.01: Regulation F-D Disclosure.

On August 31, 2011, Hyatt Hotels Corporation issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The information furnished under Item 7.01 in this Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: August 31, 2011	By:	/s/ Harmit J. Singh
Harmit J. Singh
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated August 31, 2011